Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of DGSE Companies, Inc. of our report dated April 14, 2017, relating to our audits of the consolidated financial statements of DGSE Companies, Inc. as of and for the years ended December 31, 2016 and 2015. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas

November 29, 2017